APPENDIX A

                                FIFTH THIRD FUNDS

                  FORM OF AGREEMENT AND PLAN OF REORGANIZATION


                  FIFTH THIRD ______ FUND ("ACQUIRED FUND") AND
                   FIFTH THIRD ______ FUND ("ACQUIRING FUND")

     This Agreement and Plan of Reorganization, having been approved by the Board of Trustees of Fifth Third Funds, is made as of ________, 2007 between Fifth Third Funds, on behalf of Acquired Fund ("Acquired Fund") and Acquiring Fund ("Acquiring Fund"), and Fifth Third Asset Management, Inc. ("FTAM") (the "Plan"). The capitalized terms used herein shall have the meaning ascribed to them in this Plan.

1.   OVERVIEW OF PLAN OF REORGANIZATION

     (a) Acquired Fund will sell, assign, convey, transfer and deliver to Acquiring Fund, and Acquiring Fund will acquire, on the Exchange Date, all of the properties and assets existing at the Valuation Time in Acquired Fund, subject to liabilities.

     In consideration therefor, Acquiring Fund shall, on the Exchange Date, assume all of the liabilities of Acquired Fund existing at the Valuation Time and transfer to Acquired Fund a number of full and fractional units of beneficial interest ("Shares") (such Shares being [Advisor, Institutional, Class A, Class B or Class C Shares]) of Acquiring Fund having an aggregate net asset value equal to the value of the assets of Acquired Fund transferred to Acquiring Fund on such date less the value of all of the liabilities of Acquired Fund assumed by Acquiring Fund on that date. It is intended that the reorganization described in this Plan shall be a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) Upon consummation of the transaction described in paragraph 1(a) of this Plan, Acquired Fund in complete liquidation shall distribute to its respective shareholders of record as of the Exchange Date the Acquiring Fund Shares received by it, each shareholder being entitled to receive that number of such Acquiring Fund Shares equal to the total of (i) the proportion which the number of Shares of Acquired Fund held by such shareholder bears to the number of such Shares of Acquired Fund outstanding on such date multiplied by (ii) the total number of Acquiring Fund Shares received by the Acquired Fund, as of the Exchange Date. Acquired Fund shareholders of record holding [Advisor, Institutional, Class A, Class B or Class C Shares] will receive [Advisor, Institutional, Class A, Class B or Class C Shares], respectively, of Acquiring Fund.

2. REPRESENTATIONS AND WARRANTIES OF FIFTH THIRD FUNDS. Each of the Fifth Third Funds, Acquiring Fund and Acquired Fund warrant to and agree that:

     (a) Fifth Third Funds is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out this Plan. Each of Fifth Third Funds, Acquired Fund and Acquiring Fund is not required to qualify as a foreign association in any jurisdiction. Each of Fifth Third Funds, Acquired Fund and Acquiring Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on business as now being conducted and to fulfill the terms of this Plan, except as set forth in Section 2(i).

     (b) Fifth Third Funds is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

     (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments (indicating their market values) for each of Acquired Fund and Acquiring Fund for the year ended July 31, 2007, fairly present the financial position of each of Acquired Fund and Acquiring Fund as of such date, and said statements of operations and changes in net assets and financial highlights fairly reflect


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the results of operations, changes in net assets and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles.

     (d) The prospectuses of each of Acquired Fund and Acquiring Fund dated November 29, 2006, as amended, as filed with the Securities and Exchange Commission (the "Commission") (the "Prospectuses") and the Statement of Additional Information for Fifth Third Funds, dated November 29, 2006, as amended (the "Statement of Additional Information"), as filed with the Commission, did not as of such date, and will not as of the Exchange Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of Fifth Third Funds, Acquired Fund or Acquiring Fund, overtly threatened against Fifth Third Funds, Acquired Fund or Acquiring Fund, which assert liability on the part of Fifth Third Funds, Acquired Fund or Acquiring Fund.

     (f) There are no material contracts outstanding to which Fifth Third Funds, Acquired Fund or Acquiring Fund is a party, other than as disclosed in Fifth Third Funds' Prospectuses and Statement of Additional Information or in the Registration Statement.

     (g) Acquired Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown on its statement of assets and liabilities as of July 31, 2007, referred to above and those incurred in the ordinary course of the business of Fifth Third Funds as an investment company or Acquired Fund since such date. Prior to the Exchange Date, Acquired Fund will advise Acquiring Fund of all known material liabilities, contingent or otherwise, incurred by it subsequent to July 31, 2007, whether or not incurred in the ordinary course of business.

     (h) As of the Exchange Date, Fifth Third Funds and each of Acquired Fund and Acquiring Fund will have filed all federal and other tax returns which, to the knowledge of Fifth Third Funds' officers, have been required to be filed by Acquired Fund or Acquiring Fund, respectively, and will have paid or will pay all federal and other taxes shown to be due on such returns or on any assessments received by Acquired Fund or Acquiring Fund, respectively. As of the Exchange Date, to such officers' knowledge, each of Acquired Fund and Acquiring Fund (i) will have adequately provided for all tax liabilities on its books,
(ii) will not have had any tax deficiency or liability asserted against it, or question with respect thereto raised, and (iii) will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

     (i) As used in this Plan, the term "Investments" shall mean the Acquired Fund's investments shown on the schedule of its portfolio investments as of July 31, 2007, referred to in Section 2(c) hereof, as supplemented with such changes as Fifth Third Funds or the Acquired Fund shall make after July 31, 2007, which changes shall be disclosed to Fifth Third Funds and the Acquiring Fund, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions.

     (j) Each of Acquired Fund and Acquiring Fund has elected to qualify and has qualified as, and has met the requirements of subchapter M of the Code for treatment as a "regulated investment company" within the meaning of Section 851 of the Code in respect of each taxable year since the commencement of operations, and will continue to so qualify and meet such requirements at all times through the Exchange Date. Neither Acquired Fund nor Acquiring Fund has at any time since its inception been liable (nor is now liable) for any material income or excise tax pursuant to Section 852 or 4982 of the Code. Each of Acquired Fund and Acquiring Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and to withholding in respect of dividends and other distributions to shareholders, and is not liable for any material penalties which could be imposed thereunder.

     (k) No consent, approval, authorization or order of any governmental authority is required for the consummation by Fifth Third Funds, Acquired Fund or Acquiring Fund of the transaction contemplated by this Plan, except such as may be required under the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 ("the 1934 Act"), the 1940 Act, state securities or Blue Sky laws or the Hart-Scott-Rodino Antitrust Improvements Act of 1976.


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     (l) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 2(i), Fifth Third Funds on behalf of Acquiring Fund will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of Acquired Fund to be transferred to Acquiring Fund pursuant to this Plan.

     (m) The Registration Statement, the Prospectuses and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to Fifth Third Funds, Acquired Fund and Acquiring Fund: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8 of this Plan and at the Exchange Date, the Prospectuses, as amended or supplemented by any amendments or supplements filed with the Commission by Fifth Third Funds, Acquired Fund or Acquiring Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectuses or the Proxy Statement made in reliance upon and in conformity with information furnished by Acquired Fund or Acquiring Fund for use in the Registration Statement, the Prospectuses or the Proxy Statement.

     (n) Acquiring Fund Shares to be issued to Acquired Fund have been duly authorized and, when issued and delivered pursuant to this Plan and the Prospectuses, will be legally and validly issued and will be fully paid and nonassessable by Fifth Third Funds and no shareholder of Fifth Third Funds will have any preemptive right of subscription or purchase in respect thereof.

     (o) The issuance of Acquiring Fund Shares pursuant to this Plan will be in compliance with all applicable federal and state securities laws.

     3. REORGANIZATION. (a) Subject to the requisite approval of the shareholders of Acquired Fund (in respect of the Acquired Fund Reorganization, as hereafter defined) and to the other terms and conditions contained herein (including Acquired Fund's obligation described in Section 9(j) hereof to distribute to its respective shareholders all of its undistributed investment company taxable income (as defined in Section 852 of the Code), if any, and net capital gain (as defined in Section 1222 of the Code)), Acquired Fund will agree to sell, assign, convey, transfer and deliver to Acquiring Fund, and Acquiring Fund will agree to acquire from Acquired Fund, on the Exchange Date all of the Investments and all of the cash and other assets of Acquired Fund, subject to liabilities, in exchange for that number of Shares of Acquiring Fund provided for in Section 4 and the assumption by Acquiring Fund of all of the liabilities of Acquired Fund. Pursuant to this Plan, Acquired Fund will, as soon as practicable after the Exchange Date, distribute in liquidation all of the Acquiring Fund Shares received by it to its shareholders in exchange for their respective Shares of Acquired Fund.

     (b) Fifth Third Funds, on behalf of Acquired Fund, will pay or cause to be paid to Acquiring Fund any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to Acquiring Fund hereunder. Fifth Third Funds, on behalf of Acquired Fund, will transfer to Acquiring Fund any rights, stock dividends, or other securities received by Acquired Fund after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends, and other securities shall be deemed included in the assets transferred to Acquiring Fund at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of Acquired Fund acquired by Acquiring Fund.

     4. EXCHANGE DATE; VALUATION TIME. On the Exchange Date, Acquiring Fund will deliver to Acquired Fund a number of Acquiring Fund Shares having an aggregate net asset value equal to the value of the assets attributable to each corresponding class of Shares of Acquired Fund acquired by Acquiring Fund, less the value of the liabilities of Acquired Fund assumed, determined as hereafter provided in this Section 4.

     (a) Subject to Section 4(d) hereof, the value of Acquired Fund's net assets will be computed as of the Valuation Time using the valuation procedures for Acquiring Fund set forth in the Prospectuses and Statement of


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Additional Information. In no event shall the same security held by the Acquired
Fund and Fifth Third Funds be valued at different prices.

     (b) Subject to Section 4(d) hereof, the net asset value of a Share of Acquiring Fund will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the Fifth Third Funds Prospectuses for Acquiring Fund.

     (c) Subject to Section 4(d), the Valuation Time shall be [time] on [date], or such earlier or later days as may be established by the proper officers of Fifth Third Funds (the "Valuation Time").

     (d) No formula will be used to adjust the net asset value of Acquired Fund or Acquiring Fund to take into account differences in realized and unrealized gains and losses.

     (e) Acquiring Fund shall issue its Shares to Acquired Fund on one share deposit receipt registered in the name of Acquired Fund. Acquired Fund shall distribute in liquidation the Acquiring Fund Shares received by it hereunder pro rata to its shareholders by redelivering such share deposit receipt to Fifth Third Funds' transfer agent which will as soon as practicable set up open accounts for each Acquired Fund shareholder, in accordance with written instructions furnished by Acquired Fund.

     (f) Acquiring Fund shall assume all liabilities of Acquired Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of Acquired Fund or otherwise, except that recourse for assumed liabilities relating to Acquired Fund will be limited to Acquiring Fund.

     5. EXPENSES, FEES, ETC. (a) All fees and expenses incurred by Acquired Fund, Acquiring Fund and/or FTAM (the investment adviser of both Acquired Fund and Acquiring Fund) directly in connection with the consummation the transaction contemplated by this Plan will be borne by FTAM, including the costs of proxy materials, proxy solicitations and legal expenses. All such fees and expenses incurred and so borne by FTAM will be solely and directly related to the transaction contemplated by this Plan and will be paid directly by FTAM to the relevant providers of services or other payees, in accordance with the principles set forth in Revenue Ruling 73-54, 1973-1 C.B. 187. Fees and expenses not incurred directly in connection with the consummation of the transaction contemplated by this Plan will be paid by the party directly incurring such expenses. Notwithstanding any of the foregoing, fees and expenses shall in any event be paid by the party directly incurring such fees and expenses if and to the extent that the payment by FTAM of such fees and expenses would result in the disqualification of such party as a regulated investment company within the meaning of Section 851 of the Code. Acquired Fund shareholders will pay their respective expenses, if any, incurred in connection with the transaction contemplated by this Plan. Neither FTAM nor Acquired Fund nor Acquiring Fund will pay Acquired Fund shareholders' expenses.

     (b) Notwithstanding any other provisions of this Plan, if for any reason the transaction contemplated by this Plan is not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages.

     6. PERMITTED ASSETS. Fifth Third Funds and Acquired Fund will agree to review the assets of Acquired Fund to ensure that at any time prior to the Exchange Date the assets of Acquired Fund do not include any assets that Acquiring Fund is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by Acquired Fund, is unsuitable for Acquiring Fund to acquire.

     7. EXCHANGE DATE. Delivery of the assets of Acquired Fund to be transferred, assumption of the liabilities of Acquired Fund to be assumed, and the delivery of Acquiring Fund Shares to be issued shall be made at the offices of ___________ , at [time] on [date], or at such other times and dates established by the proper officers of Fifth Third Funds, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

     8. SPECIAL MEETING OF SHAREHOLDERS; DISSOLUTION. Acquired Fund will agree to call a special meeting of the shareholders as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of Acquired Fund to and the assumption of all of the liabilities of

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Acquired Fund by Acquiring Fund as herein provided, and approving this Plan, and it shall be a condition to the obligations of each of the parties hereto that the holders of the Shares of Acquired Fund shall have approved this Plan and the transaction contemplated herein in the manner required by law and Fifth Third Funds' Declaration of Trust and Bylaws at such a meeting on or before the Valuation Time.

     9. CONDITIONS TO BE MET REGARDING THE TRANSACTION. The consummation by the Acquired Fund and Acquiring Fund of the reorganization of the Acquired Fund with and into the Acquiring Fund ("Acquired Fund Reorganization") shall be subject to the following conditions:

     (a) This Plan shall have been adopted and the transaction contemplated hereby, shall have been approved by the shareholders of Acquired Fund in the manner required by law.

     (b) Acquired Fund shall have furnished to Acquiring Fund a statement of each of Acquired Fund's assets and liabilities, with values determined as provided in Section 3 of this Plan, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Acquired Fund's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of Acquired Fund since November 29, 2006, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of Shares of Acquired Fund, dividends paid or losses from operations.

     (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Fifth Third Funds, Acquiring Fund and Acquired Fund made in Section 2 of this Plan are true and correct in all material respects as if made at and as of such dates, Acquired Fund has complied with all requirements of this Plan to be performed or satisfied at or prior to each of such dates, and Acquired Fund shall have furnished to Acquiring Fund a statement, dated the Exchange Date, signed by Fifth Third Funds' President (or any Vice President) and Treasurer certifying those facts as of such dates.

     (d) There shall not be any material litigation pending with respect to the matters contemplated by this Plan.

     (e) Fifth Third Funds shall have received an opinion of Ropes & Gray LLP dated the Exchange Date to the effect that: (i) Fifth Third Funds is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts, and neither Fifth Third Funds, Acquired Fund nor Acquiring Fund is, to the knowledge of such counsel, required to qualify to do business as a foreign association in any jurisdiction; (ii) Fifth Third Funds and Acquired Fund have power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transaction contemplated hereby in accordance with the terms of this Plan, Fifth Third Funds and Acquired Fund will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to Acquiring Fund; (iii) the adoption of this Plan did not, and the consummation of the transaction contemplated hereby will not, violate Fifth Third Funds' Declaration of Trust or Bylaws, as amended, or any provision of any agreement known to such counsel to which Fifth Third Funds is a party or by which it is bound; (iv) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Fifth Third Funds of the transaction contemplated hereby, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act; (v) this Plan has been duly authorized by Fifth Third Funds and is a valid and binding obligation of Fifth Third Funds; and (vi) the Shares of Acquiring Fund to be delivered to Acquired Fund as provided for by this Plan are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by Fifth Third Funds and no shareholder of Fifth Third Funds has any preemptive right to subscription or purchase in respect thereof.

     (f) With respect to the Acquired Fund Reorganization, Fifth Third Funds, on behalf of Acquired Fund and Acquiring Fund shall have received an opinion of Ropes & Gray LLP addressed to Acquired Fund and Acquiring Fund and dated the Exchange Date (which opinion will be based upon certain factual representations and subject to certain qualifications) to the effect that, on the basis of the existing provisions of the Code, Treasury Regulations, current administrative rules and court decisions, generally for federal income tax purposes, except as noted below: (i) the transaction contemplated by this Plan will constitute a reorganization within the meaning of Section 368(a) of the Code, and Acquiring Fund and Acquired Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Acquired Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Acquired Fund; (iii) the basis in the hands of Acquiring Fund of the assets of Acquired Fund transferred to Acquiring Fund in the transaction contemplated by this Plan will be the same as the basis of such assets in the hands of Acquired Fund immediately prior to the transfer;
(iv) the holding periods of the assets of Acquired Fund in the hands of Acquiring Fund will include the periods during which such assets were held by Acquired Fund; (v) no gain or loss will be recognized by Acquired Fund upon the transfer of Acquired Fund's assets to Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Acquired Fund, or upon the distribution of Acquiring Fund Shares by Acquired Fund to its shareholders in liquidation; (vi) no gain or loss will be recognized by Acquired Fund shareholders upon the exchange of their Acquired Fund Shares for Acquiring Fund Shares; (vii) the aggregate basis of Acquiring Fund Shares a Acquired Fund shareholder receives in connection with the transaction contemplated by this Plan will be the same as the aggregate basis of his or her Acquired Fund exchanged therefor; (viii) a Acquired Fund shareholder's holding period for his or her Acquiring Fund Shares will be determined by including the period for which he or she held the Acquired Fund Shares exchanged therefor, provided that he or she held such Acquired Fund Shares as capital assets; and (ix) Acquiring Fund will succeed to, and take into account the items of Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury regulations thereunder. The opinion will express no view with respect to the effect of the reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized at the end of a taxable year (or on the termination or transfer thereof) under federal income tax principles.

     (g) The assets of Acquired Fund to be acquired by Acquiring Fund will include no assets which Acquiring Fund, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in the Prospectuses and Statement of Additional Information in effect on the Exchange Date, may not properly acquire. Fifth Third Funds shall not change Fifth Third Funds' Declaration of Trust or Prospectuses so as to restrict permitted investments for Acquiring Fund except as required by the Commission or any state regulatory authority.

     (h) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Fifth Third Funds, contemplated by the Commission and or any state regulatory authority.

     (i) Fifth Third Funds shall have received from the Commission such order or orders as Ropes & Gray LLP deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act in connection with the transaction contemplated hereby, and that all such orders shall be in full force and effect.

     (j) Prior to the Exchange Date, the Acquired Fund shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders (a) all of the excess of (x) its investment income excludable from gross income under Section 103 of the Code over (y) its deductions disallowed under Section 265 and 171 of the Code, (b) all of its investment company taxable income (in each case computed without regard to any deduction for dividends paid), and (c) all of its net capital gain realized (after reduction for any capital loss carryover), in each case for both the current taxable year (which will end on the Exchange Date) and the immediately preceding taxable year.

     (k) With respect to the Acquired Fund Reorganization, Acquired Fund shall have furnished to Acquiring Fund a certificate, signed by the President (or any Vice President) and the Treasurer of Fifth Third Funds, as to the tax cost to Acquired Fund of the securities delivered to Acquiring Fund pursuant to this Plan, together with any such other evidence as to such tax cost as Acquiring Fund may reasonably request.

     (l) Fifth Third Funds shall have received from the custodian of Fifth Third Funds a certificate identifying all of the assets of Acquired Fund held by such custodian as of the Valuation Time.

     (m) The transfer agent of Fifth Third Funds shall have provided to Fifth Third Funds (i) a record specifying the number of Shares of Acquired Fund outstanding as of the Valuation Time and (iii) a record specifying the name and address of each holder of record of any such Shares of Acquired Fund and the number of Acquired Fund Shares held of record by each such shareholder as of the Valuation Time. Acquired Fund's transfer agent shall also have provided Fifth Third Funds with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

     (n) Fifth Third Funds, on behalf of Acquiring Fund, shall have executed and delivered an Assumption of Liabilities dated as of the Exchange Date pursuant to which Acquiring Fund will assume all of the liabilities of Acquired Fund existing at the Valuation Time in connection with the transaction contemplated by this Plan, other than liabilities pursuant to this Plan.

     (o) Fifth Third Funds, on behalf of Acquired Fund, shall have executed and delivered an instrument of transfer ("Transfer Document") and any other certificates or documents Fifth Third Funds may deem necessary or desirable to transfer Acquired Fund's entire right, title and interest in and to the Investments and all other assets of Acquired Fund.

     10. NO BROKER, ETC. There is no person who has dealt with Fifth Third Funds, Acquired Fund or Acquiring Fund who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transaction contemplated by this Plan.

     11. TERMINATION. Fifth Third Funds may, by consent of its Trustees, terminate this Plan, and Fifth Third Funds, after consultation with counsel, may modify this Plan in any manner deemed necessary or desirable.

     12. Covenants, etc. Deemed Material. All covenants, agreements, representations and warranties made under this Plan and any certificates delivered pursuant to this Plan shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

     13. SOLE PLAN; AMENDMENTS. This Plan supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may be changed only by duly adopted resolution of the Board of Trustees of Fifth Third Funds, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

     14. RULE 145. Pursuant to Rule 145 under the 1933 Act, Fifth Third Funds will, in connection with the issuance of any Shares of the Acquiring Fund to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:

 THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO FIFTH THIRD FUNDS OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
(ii) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO FIFTH THIRD FUNDS SUCH REGISTRATION IS NOT REQUIRED.

     15. FIFTH THIRD FUNDS' DECLARATION OF TRUST Fifth Third Funds is a business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Fifth Third Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Fifth Third Funds personally, but bind only the assets of Fifth Third Funds and all persons dealing with any series or funds of Fifth Third Funds, such as Acquiring Fund, must look solely to the assets of Fifth Third Funds belonging to such series or funds for the enforcement of any claims against Fifth Third Funds.

                            [Signature Page Follows]




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     This Agreement may be executed in any number of counter-parts, each of which, when executed and delivered, shall be deemed to be an original.


                                       FIFTH THIRD FUNDS,
                                       on behalf of Acquiring Fund and
                                       Acquired Fund


                                       By:   ____________________________
                                             Name:
                                             Title:


                                       FIFTH THIRD ASSET MANAGEMENT, INC.,
                                       with respect to Section 5 only


                                       By:   ___________________________
                                             Name:
                                             Title: